UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 26, 2004
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                            AMERICAN WATER STAR, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

                  000-22785                                87-0636498
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         (Commission File Number)             (IRS Employer Identification No.)

  4560 S. DECATUR, SUITE 301, LAS VEGAS, NEVADA              89103
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     (Address of Principal Executive Offices)             (Zip Code)

                                 (702) 740-7036
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))


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ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

         On August 26, 2004, we sold 1,888,889 shares of our common stock in a private transaction. The consideration paid for the shares was $.90 per share, or an aggregate of $1,700,000, which amount constituted all of the principal under three promissory notes of the registrant in favor of our president, Roger Mohlman. Principal and all accrued interest on the notes, which were entered during our current fiscal quarter, were otherwise due and payable on January 2, 2006. The notes bore simple interest at the rate of 1.5% per annum, which accrued interest was forgiven by Mr. Mohlman.

         We issued and sold such shares of our common stock pursuant to certain exemptions from registration provided by (i) Rule 506 of Regulation D and
Section 4(2) of the Securities Act of 1933, as amended, as this transaction did not involve a public offering of our securities and (ii) Section 3(a)(11) of the Securities Act of 1933, as amended, as we offered and sold our shares only to Mr. Mohlman, a person resident within the state of Nevada, where we are incorporated and doing business.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2004                         AMERICAN WATER STAR, INC.


                                              By: /S/ Roger Mohlman
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                                                  Roger Mohlman
                                                  Chief Executive Officer


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